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                                                                   EXHIBIT 99.1


     The undersigned hereby represents that the agreements as Exhibits from 10.5 through to 10.7 and from 10.9 through to 10.45 to the registration statement on Form F-3 (File No. 333-47256) of China Mobile (Hong Kong) Limited are fair and accurate English translations of their respective originals in Chinese.

DATED this 25th day of October, 2000

                                                China Mobile (Hong Kong) Limited

                                                By /s/  Ji Wei
                                                  ------------------------------
                                                  Name:   Ji Wei
                                                  Title:  Authorized Signitory